                                                                   Exhibit 23.02

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-73682, 333-67432, 333-61928, 333-40848, 333-40842, 333-66457,
333-66455, 333-66429, and Form S-3 Nos. 333-82562, 333-70122, 333-68060,
333-68062, 333-56642, 333-42620) of Brooks Automation, Inc. of our report dated March 3, 2000, except for Note 4 as to which the date is March 31, 2000, with respect to the financial statements of Irvine Optical Company, LLC for the years ended December 31, 1999 and 1998 included in the Annual Report (Form 10-K/A) of Brooks Automation, Inc. for the year ended September 30, 2001.

                                             /s/ Ernst & Young LLP


Woodland Hills, California
March 29, 2002